UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 30, 2020
FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
800 Boylston Street
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2020, the Federal Home Loan Bank’s (the “Bank’s”) board of directors (the “Board”) approved and adopted amendments, further described below, to two nonqualified plans in which the Bank's principal executive officer, principal financial officer, other current named executive officers, and other executive officers are participants: (i) the Bank’s Pension Benefit Equalization Plan (the “Pension BEP”) and (ii) the Bank’s Thrift Benefit Equalization Plan (the “Thrift BEP”). The Board amended the Pension BEP and the Thrift BEP in connection with changes to two qualified plans that provide benefits for all eligible employees: the Bank’s Pentegra Defined Benefit Plan for Financial Institutions (the “Defined Benefit Plan”) and the Bank’s Pentegra Defined Contribution Plan for Financial Institutions (the “Defined Contribution Plan”). The Defined Benefit Plan will be frozen to newly hired employees on January 1, 2021, and on January 1, 2024, future benefit accruals under the plan will cease for all employees. The Board also adopted changes to the Defined Contribution Plan to add, subject to certain limitations of the Internal Revenue Code, a non-elective, non-matching contribution from the Bank of six percent (6%) of each eligible employee’s salary for employees who are ineligible to accrue benefits under the Defined Benefit Plan, either because they were hired on or after January 1, 2021, or because benefit accruals have ceased on January 1, 2024.

The qualified and nonqualified plans are all described in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission on March 20, 2020 (“2019 Annual Report”). Our current named executive officers identified for compensation disclosure purposes in our 2019 Annual Report are Edward A. Hjerpe III, President and Chief Executive Officer; Frank Nitkiewicz, Executive Vice President and Chief Financial Officer; Carol Hempfling Pratt, Executive Vice President, General Counsel, and Corporate Secretary; and Timothy J. Barrett, Executive Vice President and Treasurer. M. Susan Elliott, formerly Executive Vice President and Chief Business Officer, and George H. Collins, formerly Executive Vice President and Chief Risk Officer, each retired from the Bank at the end of 2019 and are no longer accruing benefits under the plans.

Pension Benefit Equalization Plan

The amendments to the Pension BEP (i) freeze the Pension BEP to newly hired executives effective January 1, 2021 and (ii) freeze all further benefit accruals under the Pension BEP effective January 1, 2024.

Thrift Benefit Equalization Plan

The amendments to the Thrift BEP provide for a new non-elective contribution to the Thrift BEP from the Bank for eligible executive participants. The non-elective contribution will be made initially under the Thrift BEP to any eligible executive participants who are hired on or after January 1, 2021 and are thus ineligible to participate in the Defined Benefit Plan. The Bank will begin making non-elective contributions for all eligible executive participants commencing January 1, 2024, the date on which benefit accruals will be frozen under the Defined Benefit Plan. For each executive participant in the Thrift BEP eligible for non-elective contributions in a plan year, the Bank shall contribute an amount equal to (a) six percent (6%) of the eligible executive’s compensation and incentive compensation, prior to reduction for any elective deferrals under the Thrift BEP, determined without regard to limitations of the Internal Revenue Code, minus (b) the non-elective, non-matching Bank contribution applicable to that executive under the terms of the Defined Contribution Plan with respect to the same period.

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Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number

10.1 Fourth Amendment to the Federal Home Loan Bank of Boston Pension Benefit Equalization Plan (effective January 1, 2009, as amended April 15, 2009 and from time to time thereafter), effective January 1, 2021
10.2 First Amendment to the Federal Home Loan Bank of Boston Thrift Benefit Equalization Plan (as amended and restated effective January 1, 2017), effective January 1, 2021
104 Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

Signature(s)
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 1, 2020	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer